Exhibit 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in Amendment No. 3 to the Registration Statement (Form S-2 No. 333-73832) and related Prospectus of LightPath Technologies Inc. for the registration of 40,250 Options to purchase shares of Class A common stock of our report dated April 26, 2000 with respect to the financial statements of Geltech, Inc. included in the current report, as amended, (Form 8-K/A-1) dated September 20, 2000, of LightPath Technologies, Inc. filed with the Securities and Exchange Commission.

                                        /s/ ERNST & YOUNG LLP


March 21, 2002
Orlando, Florida